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                                                                      EXHIBIT 21


Name of Subsidiary              Incorporated In            Wholly-Owned By

United Bank                        Alabama                 United Bancorporation
                                                           Of Alabama
United Bancorp Capital
Trust I                            Delaware                United Bancorporation
                                                           Of Alabama

United Insurance Service           Alabama                 United Bank